Exhibit 21.1


                                                                As of 12/09/98


                              U.S. Industries, Inc.
                              ---------------------


Subsidiaries                                          Place of Incorporation
------------                                          ----------------------

AMV S.A.                                              France
Architectural Area Lighting Inc.                      Delaware
Arrow Consolidated Corporation                        Pennsylvania
Asteria Company                                       California
Atlantic Pools, Inc.                                  Ontario
BB Investments                                        United Kingdom
Bearing Inspection Holdings Inc.                      Delaware
Bearing Inspection, Inc.                              California
BiltBest of California, Inc.                          Delaware
BiltBest Products, Inc.                               Delaware
Britains Petite Limited                               United Kingdom
Carisbrook Industries Inc.                            Delaware
Columbia Lighting - LCA, Inc.                         Delaware
Columbia Lighting Properties, Inc.                    Michigan
Columbia Lighting, Inc.                               Delaware
Cosco Fire Protection Systems                         California
Devco-Cubatao, Inc.                                   Delaware
Durango Boot Company, Inc.                            Delaware
Eclipse Magnetics Limited                             United Kingdom
EJ Footwear Corp.                                     New York
Elektrokovina Svetilke d.o.o.                         Slovenia
Elektrokovina Technica d.o.o.                         Slovenia
Elgin Handles, Limited                                Ontario
Eljer Industries, Inc.                                Delaware
Eljer Industries, LTD                                 United Kingdom
Eljer Manufacturing Canada, Inc.                      Canada
Eljer Plumbingware, Inc.                              Delaware
Environmental Energy Company                          California
Ertl de Mexico S.A. de C.V.                           Mexico
Ertl Italia S.r.L.                                    Italy
Ertl (Europe) Limited                                 United Kingdom
Ertl (Hong Kong) Limited                              Hong Kong
EZ Holdings, inc.                                     Delaware
Firetol Protection Systems, Inc.                      Utah
FSM Europe B.V.                                       Netherlands
Garden State Tanning de Mexico,
  S.A. De C.V.                                        Mexico
Garden State Tanning Inc.                             Delaware
Garden State Tanning (Michigan) Inc.                  Michigan
Georgia Boot Inc.                                     Delaware





NYFS11...:\95\78595\0001\2041\EXHD148S.440

Georgia Boot Properties, Inc.                         Michigan
Hartwell Brothers Limited                             Canada
HL Capital Corp.                                      California
HM Lehigh Safety Shoe Co., Inc.                       Pennsylvania
Huron Inc.                                            Delaware
Hypertechnic Engineering Sdn. Bhd.                    Malaysia
Industrias Eljer de Mexico S.A. de C.V.               Mexico
Irondale Holdings, Inc.                               Alabama
Irondale Manufacturing Company, Inc.                  Alabama
IXL Manufacturing, Inc.                               Missouri
Jacuzzi Asia Pacific Pty Ltd                          Australia
Jacuzzi do Brazil Industria e
  Commercio Ltda.                                     Brazil
Jacuzzi Inc.                                          Delaware
Jacuzzi Investments Ltd.                              United Kingdom
Jacuzzi Singapore Pte Ltd                             Singapore
Jacuzzi Spain S.R.L.                                  Spain
Jacuzzi Sweden, AB                                    Sweden
Jacuzzi Universal S.A.                                Mexico
Jacuzzi Whirlpool Bath, Inc.                          California
Jacuzzi Whirlpool GmbH                                Germany
Jacuzzi (Chile) S.A.                                  Chile
Jacuzzi (Europe) S.p.A.                               Italy
Jacuzzi (Ireland) Ltd.                                Ireland
Jacuzzi (U.K.) Limited                                United Kingdom
Jade Holdings Pte Ltd                                 Singapore
Jade Technologies Europe B.V.                         Netherlands
Jade Technologies Singapore Ltd.                      Singapore
James Neill Canada Inc.                               Toronto
James Neill Holdings Limited                          Cardiff
James Neill U.S.A. Inc.                               Illinois
James Neill (New Zealand) Limited                     New Zealand
JNU International (Australia) Pty Ltd                 Australia
JUSI Holdings, Inc.                                   Delaware
Keller Ladders, Inc.                                  Delaware
Kim Lighting Inc.                                     Delaware
Knoblich-Licht Ges. mbH                               Austria
Lehigh Safety Shoe Co.                                Delaware
Lehigh Safety Shoe Properties, Inc.                   Michigan
Leon Plastics Inc.                                    Delaware
Lighting Corporation of America                       Delaware
Lighting Corporation of the Americas
  S.A. de C.V.                                        Mexican Republic
Lokelani Development Corporation                      Delaware
Maili Kai Land Development Corporation                Delaware
Markbalance plc                                       Cardiff
Monet Products, Inc.                                  California
Native Textiles Inc.                                  Delaware

Neill Tools Limited                                   United Kingdom
Nepco of Australia, Inc.                              Washington
Nepco of Canada, Inc.                                 Delaware
New Bathcraft, Inc.                                   Georgia
Northlake Boot Company Inc.                           Delaware
Offertower plc                                        Cardiff
O. Ames Co.                                           Delaware
O. Ames Properties, Inc.                              Michigan
PH Property Development Company                       Delaware
Prescolite-Moldcast Lighting Company                  Delaware
Progress Lighting Inc.                                Delaware
Progress Lighting Properties, Inc.                    Michigan
Redmont, Inc.                                         Delaware
Rexair Holdings Inc.                                  Delaware
Rexair, Inc.                                          Delaware
Sanitary Dash Manufacturing, Inc.                     Connecticut
SAWS International Inc.                               Illinois
SCF Industries, Inc.                                  Alabama
Selkirk Canada U.S.A., Inc.                           Delaware
Selkirk Europe U.S.A., Inc.                           Delaware
Selkirk Manufacturing France S.A.R.L.                 France
Selkirk Manufacturing Limited                         United Kingdom
Selkirk Schomsteintechnik GMRM                        Germany
Selkirk, Inc.                                         Delaware
Selkirk S.R.L.                                        Italy
SF Springs Properties, Inc.                           Delaware
Siteco Beleuchtungstechnik GmbH                       Germany
Siteco Holdings GmbH                                  Germany
Societe Neill France S.A.                             France
Societe Rectilor S.A.                                 France
Spaulding Lighting, Inc.                              Delaware
Spear and Jackson International Limited               United Kingdom
Spear and Jackson Garden Products Limited             United Kingdom
Spear & Jackson Holdings Limited                      United Kingdom
Spear & Jackson plc                                   United Kingdom
Spear & Jackson, Inc.                                 Oregon
Sundance Spas, Inc.                                   Califoria
The Ertl Company, Inc.                                Delaware
Trimfoot Co.                                          Delaware
United States Brass Corporation                       Delaware
USI American Holdings, Inc.                           Delaware
USI Atlantic Corp.                                    Delaware
USI Canada Inc.                                       Ontario
USI Capital, Inc.                                     Delaware
USI Export Inc.                                       Barbados
USI Funding, Inc.                                     Delaware
USI G-Kapital GbR                                     Germany
USI Mayfair Limited                                   United Kingdom

USI Overseas Holdings Limited                         United Kingdom
USI Properties, Inc.                                  Delaware
USI Realty Corp.                                      Delaware
Val Industria e Commercio Ltda                        Brazil
Zurco, Inc.                                           Delaware
Zurn Asia Holdings Limited                            Cayman Islands
Zurn Asia Limited                                     Cayman Islands
Zurn Constructors, Inc.                               California
Zurn Development Company, Ltd.                        Ontario
Zurn EPC Services, Inc.                               Washington
Zurn Export, Inc.                                     Virgin Islands
Zurn Industries Asia Holdings Limited                 Cayman Islands
Zurn Industries Asia Limited                          Cayman Islands
Zurn Industries Limited                               Canada
Zurn Industries, Inc.                                 Pennsylvania
Zurn (Cayman Islands), Inc.                           Delaware